UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 24, 2021

COGENT BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38443	46-5308248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Cambridge Park Drive, Suite 2500 Cambridge, Massachusetts		02140
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 945-5576

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value	COGT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Employment Agreements

On December 24, 2021, Cogent Biosciences, Inc. (the “Company”) entered into an amended and restated employment agreement with John Green, the Company’s Chief Financial Officer. Mr. Green’s amended and restated employment agreement provides for continued “at will” employment. Mr. Green’s annual base salary remains at $415,500, and his target annual incentive compensation remains at 40% of his base salary. Mr. Green is eligible to participate in the employee benefit plans generally available to full-time employees, subject to the terms of those plans. Pursuant to the terms of his amended and restated employment agreement, if Mr. Green’s employment is terminated by the Company without cause (as defined in the amended and restated employment agreement) or by Mr. Green for good reason (as defined in the amended and restated employment agreement), Mr. Green will receive any base salary through the date of termination, unpaid expense reimbursements, unused vacation accrued through the date of termination, and any vested benefits under any employee benefit plan through the date of termination. Additionally, subject to Mr. Green’s execution of a release of potential claims against the Company, Mr. Green will be entitled to receive: (i) a lump sum in cash in an amount equal to 12 months of base salary, (ii) a monthly cash payment for nine months for medical and dental benefits or Mr. Green’s COBRA health continuation period, whichever ends earlier, (iii) a lump sum in cash in an amount equal to Mr. Green’s target bonus for the then-current year pro-rated based on the portion of the year that Mr. Green was employed, and (iv) acceleration of vesting on any equity awards in which Mr. Green would have vested if he had remained employed for an additional nine months. However, in the event that Mr. Green’s employment is terminated by the Company without cause, or Mr. Green terminates his employment with the Company for good reason, in either case within 12 months following the occurrence of a change in control (as defined in his amended and restated employment agreement), in lieu of the severance payments and benefits described in the preceding sentence and subject to Mr. Green’s execution of a release of potential claims against the Company, Mr. Green will be entitled to receive: (i) a lump sum in cash in an amount equal to 12 months of base salary, (ii) a lump sum in cash in an amount equal to 100% of Mr. Green’s target bonus for the then-current year, (iii) a monthly cash payment for 12 months for medical and dental benefits or Mr. Green’s COBRA health continuation period, whichever ends earlier, and (iv) acceleration of vesting on all equity awards. The foregoing description of Mr. Green’s amended and restated employment agreement is qualified in its entirety by reference to the complete text of such agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

On December 24, 2021, the Company entered into an amended and restated employment agreement with Dr. Jessica Sachs, the Company’s Chief Medical Officer. Dr. Sachs’ amended and restated employment agreement provides for continued “at will” employment. Dr. Sachs’ annual base salary remains at $460,000, and her target annual incentive compensation remains at 40% of her base salary. Dr. Sachs is eligible to participate in the employee benefit plans generally available to full-time employees, subject to the terms of those plans. Pursuant to the terms of her amended and restated employment agreement, if Dr. Sachs’ employment is terminated by the Company without cause (as defined in the amended and restated employment agreement) or by Dr. Sachs for good reason (as defined in the amended and restated employment agreement), Dr. Sachs will receive any base salary through the date of termination, unpaid expense reimbursements, unused vacation accrued through the date of termination, and any vested benefits under any employee benefit plan through the date of termination. Additionally, subject to Dr. Sachs’ execution of a release of potential claims against the Company, Dr. Sachs’ will be entitled to receive: (i) a lump sum in cash in an amount equal to 12 months of base salary, (ii) a monthly cash payment for nine months for medical and dental benefits or Dr. Sachs’ COBRA health continuation period, whichever ends earlier, (iii) a lump sum in cash in an amount equal to Dr. Sachs’ target bonus for the then-current year pro-rated based on the portion of the year that Dr. Sachs was employed, and (iv) acceleration of vesting on any equity awards in which Dr. Sachs would have vested if she had remained employed for an additional nine months. However, in the event that Dr. Sachs’ employment is terminated by the Company without cause, or Dr. Sachs terminates her employment with the Company for good reason, in either case within 12 months following the occurrence of a change in control (as defined in his amended and restated employment agreement), in lieu of the severance payments and benefits described in the preceding sentence and subject to Dr. Sachs’ execution of a release of potential claims against the Company, Dr. Sachs will be entitled to receive: (i) a lump sum in cash in an amount equal to 12 months of base salary, (ii) a lump sum in cash in an amount equal to 100% of Dr. Sachs’ target bonus for the then-current year, (iii) a monthly cash payment for 12 months for medical and dental benefits or Dr. Sachs’ COBRA health continuation period, whichever ends earlier, and (iv) acceleration of vesting on all equity awards. The foregoing description of Dr. Sachs’ amended and restated employment agreement is qualified in its entirety by reference to the complete text of such agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement entered into on December 24, 2021 by and between Cogent Biosciences, Inc. and John Green.

10.2	Amended and Restated Employment Agreement entered into on December 24, 2021 by and between Cogent Biosciences, Inc. and Jessica Sachs, MD.

104	The cover page from the Company’s Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2021	COGENT BIOSCIENCES, INC.

	By:	/s/ Evan D. Kearns
Evan D. Kearns
Chief Legal Officer